Exhibit 5.1

Court Plaza North 25 Main Street P.O. Box 800 Hackensack, NJ 07602-0800 201-489-3000 201-489-1536 fax — New York — Delaware — Maryland — Texas
Marc P. Press Member Admitted in NJ and NY Reply to New Jersey Office Writer’s Direct Line: 201-525-6271 Writer’s Direct Fax: 201-678-6271 Writer’s E-Mail: mpress@coleschotz.com

January 23, 2012

Vision-Sciences, Inc. 40 Ramland Road South Orangeburg, New York 10962
Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Vision-Sciences, Inc., a Delaware corporation (the “Company”) and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (Registration No. 333-178834) and Amendment No. 1 thereto ( the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to one or more series of secured or unsecured debt securities, which may be senior, senior subordinated or subordinated debt securities (the “Debt Securities”), shares of common stock, $0.01 par value (the “Common Stock”), shares of preferred stock, $.01 par value (the “Preferred Stock”), warrants to purchase Common Stock (the “Warrants”), and units consisting of any combination of the foregoing (the “Units”) of the Company.  The Debt Securities, Common Stock, Preferred Stock, Warrants and Units are hereinafter collectively referred to as the “Offered Securities.”  Any Debt Securities may be exchangeable or convertible into shares of Common Stock, Preferred Stock or other Debt Securities.  The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form of Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time.  The Offered Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, for an aggregate initial offering price not to exceed $25,000,000.

We have examined the following documents: (a) the Amended and Restated Certificate of Incorporation, as amended, of the Company; (b) the Amended and Restated Bylaws of the Company; and (c) the Registration Statement.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or other documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such certified or photostatic copies.  In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of, and other information obtained from, the Company, its officers and representatives, public officials and other sources believed by us to be responsible, without independent verification thereof.  We have assumed the conformity of the documents filed with the Commission via the EDGAR system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

Cole, Schotz, Meisel, Forman & Leonard, P.A.
Attorneys at law

Vision-Sciences, Inc.
January 23, 2012

For the purposes of this opinion letter, we have assumed further that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (b) the Amended and Restated Certificate of Incorporation of the Company, as amended, and Amended and Restated By-Laws of the Company, as currently in effect, will not have been modified or amended in an manner to effect the opinions provided herein and will be in full force and effect, (c) the issuance and sale of the Offering Securities will be in compliance with the Amended and Restated Certificate of Incorporation of the Company, as amended, and Amended and Restated By-Laws of the Company  as in effect at such time and (d) the amount of the issuance and sale of the Offered Securities will be in compliance with Instruction I.B.6. of Form S-3.

On the basis of the foregoing, we are of the opinion that:

1.           With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement has become effective and continues to be effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus and prospectus supplement relating thereto, the resolutions of the board of directors of the Company and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock (including any Common Stock duly issued (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (2) upon the exercise of Warrants that are exercisable for Common Stock), will be duly authorized, validly issued, fully paid and non-assessable.

2.           With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Registration Statement has become effective and continues to be effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions establishing the terms of the Offered Preferred Stock and approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus and prospectus supplement relating thereto, the resolutions of the board of directors of the Company and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock), will be duly authorized, validly issued, fully paid and non-assessable.

Cole, Schotz, Meisel, Forman & Leonard, P.A.
Attorneys at law

Vision-Sciences, Inc.
January 23, 2012

3.           With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement has become effective and continues to be effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto, the resolutions of the board of directors of the Company  and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement has become effective and continues to be effective under the Securities Act, (b) when the board of directors has taken all necessary corporate action to authorize and approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (c) if the Offered Units are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto, the resolutions of the board of directors and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any, and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.           With respect to any offering of Debt Securities by the Company pursuant to the Registration Statement (the “Offered Debt Securities”) when (a) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; and (b) the Offered Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the authorization and approval by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Offered Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Debt Securities Authorization; and (iii) the Registration Statement has become effective under the Securities Act, and assuming that (i)  the Offered Debt Securities do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (ii) the Offered Debt Securities comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise,  the Offered Debt Securities (including any Debt Securities duly issued upon the conversion of any Debt Securities that are convertible into another series of Debt Securities) will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Cole, Schotz, Meisel, Forman & Leonard, P.A.
Attorneys at law

Vision-Sciences, Inc.
January 23, 2012

6.           When (a) the Registration Statement has become effective and continues to be effective under the Securities Act; (b) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (c) assuming that the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (d) assuming that the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth in paragraphs 3, 4, 5 and 6 are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors and (b) the effect of general principles of equity or at law.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to the Indenture and any Warrant Agreement (collectively, the “Operative Documents”) other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (d) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (e) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (f) the warrant agent under the Warrant Agreement is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

This opinion is limited to the present laws of the State of Delaware and the Federal law of the United States of America, as of the date hereof and, with respect to the Offered Debt Securities and the Indenture, the present laws of the State of New York, as of the date hereof.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ Cole, Schotz, Meisel, Forman & Leonard, P.A.